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                           SEE REVERSE FOR LEGEND
COMMON STOCK                                PAR VALUE $.01 PER SHARE

                               U.S. LONG DISTANCE CORP.
                  CONTINUED UNDER THE LAWS OF THE STATE OF DELAWARE

---------------
   NUMBER
---------                                              --------------------
   B                                                   CUSIP 911912 20 2
---------------                                        --------------------
                                                       SEE REVERSE SIDE FOR
                                                       CERTAIN DEFINITIONS


This Certifies that

                                    SPECIMEN ONLY

is the owner of

  FULLY PAID AND NON-ASSESSABLE COMMON SHARES, WITH A PAR VALUE OF $0.01 PER
                                      SHARE OF

                               U.S. LONG DISTANCE CORP.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the terms, conditions and limitations of the Certificate of Incorporation and the Bylaws of the Corporation, as restated or amended, or as same may be restated or amended hereafter, to all of which the holder hereof by acceptance hereof agrees and assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED                        /S/ PARRIS H. HOLMES, JR.
MONTREAL TRUST COMPANY OF CANADA  VANCOUVER                        PRESIDENT
TRANSFER AGENT AND REGISTRAR                     (SEAL)

                                                             /S/ AUDIE LONG

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By
   ---------------------------------------
SECRETARY
                     AUTHORIZED OFFICER

 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE MAIN OFFICES
               OF MONTREAL TRUST COMPANY OF CANADA, VANCOUVER, B.C.


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                          U.S. LONG DISTANCE CORP.

     U.S. Long Distance Corp. will furnish to the record holder of this certificate without charge on written request to such corporation at its principal place of business a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which such corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights.

    The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

    TEN COM  --  as tenants in common               UNIF GIFT MIN ACT --
    TEN ENT  --  as tenants by the entireties       --------------------------
    JT TEN   --  as joint tenants with right        (Cust)  Custodian  (Minor)
                 of survivorship and not as         under Uniform Gift to
                 tenants in common                  Minors Act
                                                    --------------------------
                                                                (State)

     Additional abbreviations may also be used though not in the above list.

    For value received,                    hereby sell, assign and transfer unto

PLEASE INSERT SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------------
---------------------------------------------

     Please print or typewrite name and address including postal zip code of assignee

Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE:  THE SIGNATURE(S) TO THE
ASSIGNMENT MUST CORRESPOND WITH
THE NAME(S) AS WRITTEN UPON THE
FACE OF THE CERTIFICATE IN EVERY       ------ -Registered Trademark-
PARTICULAR WITHOUT ALTERATION OR
ENLARGEMENT OR ANY CHANGE
WHATEVER

                                  -------------------------------------
                                  Signature(s) must be guaranteed by a
                                  commercial bank or

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                                  trust company or a member firm of a major
                                  stock exchange.
                                  -------------------------------------

    This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Agreement between U.S. Long Distance Corp. and U.S. Trust Company of Texas, N.A., as Rights Agent, dated as of April 12, 1996, and as amended from time to time (the "Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of U.S. Trust company of Texas, N.A. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. U.S. Trust Company of Texas, N.A. will mail to the holder of this certificate a copy of the Agreement without charge promptly after receipt by it of a written request therefor. Rights issued to or beneficially owned by a Person who is or becomes an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as such terms are defined in the Agreement) or, under certain circumstances, transferees thereof, will become void as provided in Section 11(a)(ii) of the Agreement and thereafter may not be transferred to any Person.